UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2011

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 4, 2011, Lightyear Network Solutions, Inc. (the “Registrant”) and its wholly-owned subsidiary, Lightyear Network Solutions, LLC (“Lightyear”), entered into an Intercompany Obligations Settlement Agreement (the “Intercompany Agreement”) with LY Holdings, LLC (“LYH”) and Chris Sullivan (“Sullivan”) which (1) substantially reduces the amount of debt owed by LYH to the Registrant and to Lightyear, and (2) redeems and eliminates the Registrant’s only class of preferred stock. The transactions contemplated by the Intercompany Agreement were consummated on November 4, 2011.

LYH Indebtedness

Immediately before the consummation of the transactions contemplated in the Intercompany Agreement, LYH was indebted: (i) to the Registrant by a promissory note in the amount of $5,149,980 plus accrued and unpaid interest of $445,155.82 (the “First LYH Note”); and (ii) to Lightyear on a promissory note in the amount of $7,750,000 plus accrued but unpaid interest of $778,047.20 (the “Second LYH Note”). As of the closing, the aggregate principal balance (the “LYH Principal Indebtedness”) on the First LYH Note and the Second LYH Note was $12,899,980.  As of the closing, the aggregate interest balance (the “LYH Interest Indebtedness”) on the First LYH Note and the Second LYH Note was $1,223,203.02.

Under the Intercompany Agreement, in full satisfaction of the LYH Principal Indebtedness, LYH surrendered to the Registrant its 9,500,000 shares of the Registrant’s convertible preferred stock (“Preferred Stock”) and its right to $2,232,110 in accrued but undeclared and unpaid dividends on its Preferred Stock (the “Unpaid Dividends”).  LYH also issued a new promissory note representing the LYH Interest Indebtedness (the “Interest Note”) to the Registrant for the principal amount of $1,223,203.02 with interest accruing at the one-year LIBOR interest rate plus 2% per annum and a balloon payment of principal and interest payable five years from the date of execution.  Following the consummation of the transactions contemplated by the Intercompany Agreement, LYH’s assets consist primarily of 10,000,000 shares of the Registrant’s common stock.  The Interest Note is secured by 2,000,000 shares of the Registrant’s common stock owned by LYH pursuant to a Security Agreement and a Stock Pledge Agreement between the Registrant and LYH.  The Interest Note contains customary events of default, including a default upon a change of control of LYH, and may be accelerated upon any event of default.

The rights, preferences and privileges of the redeemed Preferred Stock are more fully described in the Registrant’s Current Report on Form 8-K dated April 12, 2010.

Sullivan Settlement Agreement

Pursuant to the terms of the Intercompany Agreement, the Registrant and Lightyear, collectively, issued to Sullivan a promissory note (the “Settlement Note”) in the amount of $6,250,000 which amends and restates Lightyear’s obligations to Sullivan under the Settlement Agreement among LYH, Lightyear, Sullivan, LANJK, LLC (“LANJK”), Rice Realty Company, LLC (“Rice Realty”), Rigdon O. Dees, III (“Dees”), CTS Equities Limited Partnership (“CTS”) and Ron Carmicle (“Carmicle,” and collectively with LANJK, Rice Realty, Dees and CTS, the “Letter Agreement Holders”), dated as of April 29, 2010, as amended by the First Amendment to Settlement Agreement dated as of August 12, 2010 and effective April 29, 2010, and as further amended by the Second Amendment to Settlement Agreement dated as of February 7, 2011 (the “Settlement Agreement”).

As set forth in greater detail in the Registrant’s Current Reports on Form 8-K dated April 29, 2010 and February 7, 2011 and the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, under the Settlement Agreement, Lightyear purchased Sullivan’s rights under the Second LYH Note. LYH issued the Second LYH Note to Sullivan in the amount of $8,000,000.  Under the Settlement Agreement, Lightyear bought the Second LYH Note from Sullivan for $7,750,000, which was the amount outstanding under the Second LYH Note on the date of the Settlement Agreement.  To induce Lightyear to purchase Sullivan’s rights under the Second LYH Note, the Letter Agreement Holders (a) granted Lightyear security interests in certain letter agreements (the “Letter Agreements”) to secure payment by LYH of the Second LYH Note to Lightyear, and (b) gave Lightyear an option pursuant to which Lightyear could purchase the Letter Agreements (collectively, the “Letter Agreement Rights”). The Intercompany Agreement terminates the Letter Agreement Rights. Under the Intercompany Agreement, Sullivan waived and surrendered his right to rescind and declare void the transactions contemplated by the Settlement Agreement and consented to the cancellation of the Second LYH Note and the issuance of the Interest Note.

The Settlement Note matures on January 10, 2013 and accrues interest at a rate equal to the three month LIBOR rate plus 4.0% per annum.  The Settlement Note contains customary events of default, including a default upon change of control of either of the Registrant or Lightyear, and may be accelerated upon any event of default at a default interest rate that imposes a 5.0% penalty.

The Settlement Note is secured by: (i) a Security Agreement dated as of November 4, 2011 among the Registrant, Lightyear and Sullivan through which the Registrant and Lightyear grant Sullivan a subordinated security interest in all personal property, goods, inventory, equipment, instruments, investment property, documents, documents of title, letter of credit rights, policies and certificates of insurance, general intangibles, chattel paper, accounts, deposits, money, cash, commercial tort claims or other property of the Registrant and of Lightyear; (ii) the personal guaranty of J. Sherman Henderson III (“Henderson”); (iii) a Security Agreement between LANJK and Sullivan whereby LANJK grants to Sullivan a security interest in LANJK’s membership interest in thirty percent (30%) of LYH (the “LANJK Interest”); and (iv) a Security Agreement between Rice-LY Ventures, LLC (“Rice-LY”) and Sullivan whereby Rice-LY grants to Sullivan a security interest in Rice-LY’s ten percent (10%) membership interest in LYH (the “Rice-LY Interest”).

If Sullivan foreclosed on both of the LANJK Interest and the Rice-LY Interest, Sullivan and his affiliates would hold 70% of the interests of LYH.  As of the closing of the Intercompany Agreement, LYH owned 10,000,000 shares, or 45.27%, of the Registrant’s outstanding common stock.

Sullivan, Carmicle, Henderson and W. Brent Rice (“Rice”) are all directors of the Registrant.   Sullivan, Henderson, Rice and Dees are all directors and members of LYH.  LANJK is managed by Henderson and is wholly-owned by Henderson’s wife.  Rice Realty is wholly-owned and managed by the wife and two adult children of Rice.  Rice-LY is wholly-owned and managed by Rice, his wife and his two adult children. CTS is wholly-owned and managed by Sullivan.

Collateral Release Agreement

On November 4, 2011, the Registrant entered into a Collateral Release Agreement with LYH and First Savings Bank, F.S.B. (the “Bank”) through which the Bank released LYH’s pledge of 2,000,000 shares of Preferred Stock which were pledged as collateral for a credit obligation owed by the Registrant to the Bank (the “Credit Facility”).  The terms of the Credit Facility were previously disclosed in the Registrant’s Current Report on Form 8-K dated January 19, 2011.

Concurrent with the Collateral Release Agreement, LYH and the Bank entered into a Stock Pledge Agreement whereby LYH pledged 2,000,000 shares of the Registrant’s common stock owned by LYH as collateral for the Credit Facility.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure in Item 1.01 is hereby incorporated into this Item 1.02.

The Intercompany Agreement terminated the First LYH Note and the Second LYH Note.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 is hereby incorporated into this Item 2.01.

The Intercompany Agreement was negotiated between (i) the Registrant’s Audit Committee, comprised of independent members of the Registrant’s board of directors, (ii) representatives of Sullivan, and (iii) representatives of LYH.  The amount of consideration was determined in accordance with the Audit Committee’s assessment of the value of the First LYH Note, the Second LYH Note, the Letter Agreement Rights, the Preferred Stock and the Unpaid Dividends and the negotiations between the Audit Committee and representatives of Sullivan and LYH.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is hereby incorporated into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

Following the consummation of the Intercompany Agreement, the Registrant’s common stock, $.001 par value, is the only class of capital stock of the Registrant that is authorized, issued or outstanding.

Item 8.01 Other Events.

The redemption of the Preferred Stock is expected to result in a fourth quarter, one-time, non-cash deemed preferred stock dividend of approximately $10.7 million, which will be presented in the Registrant’s statement of operations as a deduction to arrive at the loss attributable to common stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Intercompany Obligations Settlement Agreement, dated as of November 4, 2011, by and among LY Holdings, LLC, Lightyear Network Solutions, Inc. and Chris Sullivan.

10.2	Term Note, dated as of November 4, 2011, by LY Holdings, LLC to Lightyear Network Solutions, Inc.

10.3	Security Agreement, dated November 4, 2011, by and between LY Holdings, LLC and Lightyear Network Solutions, Inc.

10.4	Stock Pledge Agreement, dated November 4, 2011, by LY Holdings, LLC in favor of First Savings Bank, F.S.B.

10.5	Stock Pledge Agreement, dated November 4, 2011, by LY Holdings, LLC in favor of Lightyear Network Solutions, Inc.

10.6	Collateral Release Agreement dated November 4, 2011, by and among LY Holdings, LLC, Lightyear Network Solutions, Inc. and First Savings Bank, F.S.B.

10.7	Term Note, dated as of November 4, 2011, by Lightyear Network Solutions, Inc. and Lightyear Network Solutions, LLC to Chris T. Sullivan.

10.8	Security Agreement, dated November 4, 2011, by and between Lightyear Network Solutions, Inc., Lightyear Network Solutions, LLC and Chris T. Sullivan.

10.9	Guaranty, dated November 4, 2011, by J. Sherman Henderson in favor of Chris T. Sullivan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: November 7, 2011	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer